Exhibit 10.5

STOCK GRANT AGREEMENT

This Agreement is made and entered into as of the March 10, 2014 by and between Applied Nanotech Holdings, Inc., a Texas corporation (the “Company”), and Douglas P. Baker (“you”).

WHEREAS, the Company in order to induce you to continue and dedicate service to the Company in a consulting role and to serve as Chief Financial Officer for an additional period of time agrees to grant you shares of stock as set forth in this Agreement.

WHEREAS, you desire to accept the stock on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of and mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

1. The Grant. Subject to the conditions set forth below, the Company hereby agrees to grant and deliver to you up to a total of 3,289,580 shares of Stock (the “Shares”) in three tranches to be granted on the dates set forth below and subsequently delivered as provided herein.

Grant Date	Number of Shares
September 1, 2014	1,200,000
180 days after closing of merger with PEN	1,200,000
January 31,2015	The remaining balance

2. Reservation of Shares. You understand that (i) the Company does not have the power to issue or deliver the Shares until the number of shares it is authorized to issue has been increased and its Certificate of Incorporation has been amended; (ii) the Company expects to obtain that authorization from its stockholders in connection with their vote on the proposed merger of the Company with and into PEN Inc., that will also involve a subsequent merger with Nanofilm. If and when the Company has sufficient authorized capital stock to issue to you the Shares to be delivered hereunder and the stock that the Company can deliver under the Promissory Note being delivered to you today, the Company will reserve and maintain a reserve of shares to satisfy these obligations to you.

3. Payment of Taxes. You are required to pay cash to the Company (or the Company’s Subsidiary if you are an employee of a Subsidiary of the Company) for transmittal to the Internal Revenue Service in an amount equal to applicable income tax withholding plus all payroll taxes required to be withheld with respect to a grant of Shares not later than 60 days after each grant date that falls in 2014, and not later than 30 days after the grant date in 2015. The amount due is the amount that the Company deems necessary to satisfy its (or its Subsidiary’s) obligation to pay or withhold federal, state or local income or other taxes that you incur as a result of the Award. In making that calculation the Company will value the Shares based on the average of the closing price for the Shares for the 5 most recent trading days up to and including the grant date.

4. Delivery of Stock. Promptly following payment of the amount due under Section 3, the Company shall cause to be issued and delivered to you a certificate or other evidence of the number of Shares to which you are entitled, bearing an appropriate restrictive legend to reflect the fact that the Shares have been issued without registration under the Securities Act.

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5. Forfeiture. Any Shares with a grant date in 2014 under Section 1 for which the required payment has not been made under Section 3 within 60 days of the grant date, will be forfeited. If the payment required under Section 3 for Shares with a grant date in 2015 has not been made within 30 days of the grant date those Shares will be forfeited. If one tranche of Shares is forfeited, it will not affect the grant of any other tranche of Shares.

6. Beneficiary. You may designate by notice to the Company a Beneficiary. “Beneficiary” means one or more persons, trusts or other entities which have been designated by you, in your most recent written beneficiary designation filed with the Company, to receive the benefits specified under this Agreement upon your death. If, upon a your death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the persons, trusts or other entities entitled by will or the laws of descent and distribution to receive such benefits.

7. Compliance with Securities Law.

a. You acknowledge and agree that (i) you are not relying upon any determination by the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) as to the value of the Stock on the date of grant or any other date, (ii) you are not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with your execution of this Agreement and your receipt, holding and any sale of the Shares, and (iii) in deciding to enter into this Agreement, you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted. You hereby release, acquit and forever discharge the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with your execution of the Agreement and your receipt, holding and any sale of the Shares.

b. The issuance of Shares will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Shares may then be listed. No Shares will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, Shares will not be issued hereunder unless (i) a registration statement under the Securities Act, is at the time of issuance in effect with respect to the shares issued or (ii) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

8. Subdivision or Consolidation; Recapitalization; Reorganization.

(a) The existence of this Agreement shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. In no event will any action taken by the Company pursuant to this Section 8 result in the creation of deferred compensation within the meaning of the Nonqualified Deferred Compensation Rules.

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(b) The Shares subject to grant and delivery under this Agreement shall be subject to adjustment from time to time, in accordance with the following provisions:

(i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then the number of shares of Stock (or other kind of shares or securities) to be granted under Section 1 shall be increased proportionately.

(ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then the number of shares of Stock (or other kind of shares or securities) to be granted under Section 1 shall be decreased proportionately.

(iii) Adjustments under Subsections 8(b)(i) and (ii) shall be made by the Company, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued on account of any such adjustments.

(c) The issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to grant.

9. Right of the Company and Subsidiaries to Terminate Services. Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time. Termination of your consulting relationship with the Company shall have no effect on your rights under this Agreement.

10. Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.

11. Remedies. The Company shall be entitled to recover from you reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

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12. No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Shares granted hereunder.

13. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or Shares to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

14. No Guarantee of Value. Neither the Company nor the Board guarantee the Stock of the Company from loss or depreciation.

15. Tax and Legal Advice. You understand and acknowledge that you should consult and have consulted with your tax and legal advisor regarding the tax and legal consequences of this Agreement. The Company has not provided tax or legal advice to you with respect to your personal tax situation or the tax or legal consequences of this Agreement.

16. Notices. All notices required or permitted under this Agreement must be in writing and either personally delivered or sent by e-mail or recognized national or international courier service with signature required. Notices are delivered for purposes of this Agreement on the date on which it is actually received by the person to whom it is properly addressed or, if by courier, two days after the delivery is made and acknowledged.

17. Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

18. Transfer, Assignment, Successors. The Award shall not be transferable other than by will or the laws of descent and distribution. You may not assign your rights under this Agreement. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

19. Entire Agreement, Severability. This Agreement, the Promissory Note and the Piggyback Registration Rights Agreement of even date are the entire agreement between you and the Company with respect to the Shares to be delivered to you under this Agreement and stock that may be delivered under the Promissory Note. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

20. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Delaware, without giving any effect to any conflict of law provisions thereof, except to the extent Delaware state law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

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21. Consent to Jurisdiction and Venue. You hereby consent and agree that courts located in, or having jurisdiction over, Austin, Texas each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the Restricted Shares or this Agreement. In any dispute with the Company, you will not raise, and you hereby expressly waive, any objection or defense to any such jurisdiction as an inconvenient forum.

22. Amendment. This Agreement may only be amended by a writing signed by both you and the Company. If the Company advises that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the date of this Agreement and by its terms applies to the grants of Shares, you will not unreasonably withhold, delay or condition your consent to the amendment.

23. Definitions. As used in this Agreement the terms below have the meaning indicated.

(i) “Board” means the Company’s Board of Directors.

(ii) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(iii) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(iv) “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, an entity, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that “registrant” as used in Rule 12b-2 shall mean the Company), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

(v) “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(vi) “Stock” means the Company’s Common Stock, par value .01 per share, and after the merger with PEN means Class A Common Stock, par value $0.001 per share, of PEN and such other securities as may be substituted (or resubstituted) for Stock under Section 8.

(vii) “Subsidiary” means with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

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In witness whereof, the parties have executed this Agreement, or caused it to be duly executed by its authorized representative, on the date first written above.

APPLIED NANOTECH HOLDINGS, INC.

By: /s/ Robert Ronstadt
Robert Ronstadt, Chairman

/s/ Douglas P. Baker
Douglas P. Baker

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